UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2012

Preventia Inc.

(Exact name of registrant as specified in its charter)
Commission File Number 000-54466

Nevada

   27-2438013

(State or other jurisdiction of

 (IRS Employer

Incorporation or organization)

Identification No.)

36 Toronto St., Suite 1150

Toronto, ON

M5C 2C5

(Address of principal executive offices)

 (Zip Code)

(Registrant’s telephone number, including area code):  (416)844-3723

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

*

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 13, 2012, the registrant entered into a stock transfer agreement with Alan Mintzer, the sole shareholder of DRM Informatics Corp. a Delaware corporation.  Pursuant to the Agreement, the registrant issued Mr. Mintzer and his designees an aggregate of 25,000,000 restricted common shares in exchange for all of the issued and outstanding common shares of DRM Informatics Corp.

Mr. Mintzer represented that as of August 13, 2012: (i) Uniloc Luxembourg S.A. is the sole and exclusive owner of U.S. Patent No. 6,857,067 for “System and Method for Preventing Access to Electronic Data” (the “Patent”, which term includes all intellectual property related thereto); and that (ii) DRM DRM Informatics Corp. is presently the only licensee of the Patent.

Additionally, Mr. Mintzer agreed to use his best efforts to assist the registrant in purchasing the Patent from Uniloc Luxembourg S.A., amending the license from Uniloc Luxembourg S.A. to provide for an exclusive license, and/or such other actions as may deemed appropriate by the board of directors of the registrant and/or DRM Informatics Corp. to most effectively protect and enforce their respective intellectual property rights.

Lock Up Period. (Section 6) The Agreement also provides that the stock certificates representing the common shares to be issued by the registrant to Mr. Mintzer and his designees shall be forwarded to Mr. Mintzer’s attorney, David A. Weinstein, Esq., as soon as reasonably practicable after the closing date.  The parties agreed that all of the common shares issued and stock certificates representing said common shares to be issued to Mr. Mintzer and Mr. Mintzer’s Designees shall be held in escrow by the attorney for Mr. Mintzer, David A. Weinstein, Esq, located at 4400 Route 9 South, Suite 1000, Freehold, NJ 07728, and shall not be released by said escrow agent to Mr. Mintzer and/or his Designees until on or after August 13, 2013.  On or after August 13, 2013, David A. Weinstein Esq. shall be authorized to release to Mr. Mintzer and his Designees, the shares issued and stock certificates representing said shares to be issued to the appropriate party as identified in Exhibit “A” of the agreement without any recourse and/or penalty associated with said act by any party to this transaction.  Further, the registrant shall pay and otherwise be responsible for the reasonable cost of Mr. Mintzer’s legal costs and fees invoiced by Mr. Weinstein for acting as escrow agent and/or distributing said stock certificates.  Such amounts shall be paid and/or reimbursed (as applicable) within thirty (30) days of receipt by the registrant of an invoice evidencing such legal costs and fees. Both parties also agreed to fully indemnify and hold harmless Mr. Weinstein from any and all claims made by any party regarding Mr. Weinstein acting as escrow agent for said stock; provided however that the aforementioned duty to indemnify and harmless shall not apply where such claim(s) stems from Mr. Weinstein’s gross negligence or willful misconduct.  Notwithstanding anything to the contrary in the agreement, Mr. Mintzer and his Designees who shall be issued shares of the common stock of the registrant shall have all rights and privileges of any other shareholder of the registrant, immediately after the closing of the stock transfer contemplated herein, even though they shall not be in physical possession of the shares to be issued or the stock certificates representing said issuance until on or after August 13, 2013.

Investments/Loans. (Section 7(j)) Pursuant to the agreement, immediately after the closing of the stock transfer contemplated herein, the registrant agreed to invest in and/or loan to DRM Informatics Corp. the aggregate sum of $50,000.00 on terms and conditions to be mutually agreed upon between the registrant, Mr. Mintzer and DRM Informatics Corp.  (Section 7(k)) The parties also agreed that on or before August 27, 2012, the registrant shall invest in and/or loan to DRM Informatics Corp. the aggregate sum of $350,000.00 on terms and conditions that shall be mutually agreed upon between the registrant, Mr. Mintzer and DRM Informatics Corp.

(Section 7(l)) Additionally, the parties agreed that upon the completion by DRM INFORMATICS CORP. of a functional prototype of the product referenced in U.S. Patent No. 6,857,067 (and as more fully described in Exhibit “B”) acceptable to the registrant (acting reasonably) within ninety (90) days after the date of the transfer of funds to DRM Informatics Corp. of $350,000 as referenced above, the registrant shall invest in and/or loan to DRM Informatics Corp. the aggregate sum of $13,200,856.00 on terms and conditions that shall be mutually agreed between the registrant, Mr. Mintzer, and DRM Informatics Corp.

Employment Agreement.  (Section 7(m)) The parties agreed that the registrant and Mr. Mintzer shall enter into an employment agreement, which shall be deemed effective as of August 13, 2012, on terms and conditions to be mutually agreed between Mr. Mintzer and DRM Informatics Corp., to employ Alan Mintzer as the president and chief executive officer of DRM Informatics Corp. for a period of three (3) years with a monthly salary of $25,000 (USD) payable on the 1st day of each month following the closing date.

Letter of Intent. (Section 7(n)) The parties agreed that the parties shall sign all agreements and documents necessary to effectuate the terms and conditions of the Letter of Intent executed by the parties hereto and effective as of July 25, 2012 (attached to the agreement as Exhibit “C”), within thirty (30) days after the closing date.

Breach by the Registrant.  (subsection o) In the event of a breach of the Agreement by the registrant of subsections (j), (k), (l), (m) and/or (n) that is not remedied within thirty (30) days after written notice by Mr. Mintzer to the registrant, Mr. Mintzer shall be entitled to payment by the registrant to Mr. Mintzer of the amounts contemplated in subsection (m), in accordance with subsection (m), plus all reasonable attorney fees and costs associated with obtaining said funds; provided however that Mr. Mintzer’s right to such payment(s) is conditional on: (i) DRM Informatics Corp. not being in breach of the investment/loan agreements contemplated in subsections (j), (k) and/or (l) of Section 7 (as applicable); and (ii) if the employment agreement contemplated in Section 7(m) is entered into prior to the Seller’s demand for payment pursuant to this Section 7(o), Mr. Mintzer being entitled to such payment(s).  (Section 7(p)) Notwithstanding anything to the contrary in the stock transfer agreement and/or any employment agreement entered into between DRM Informatics Corp. and Mr. Mintzer, DRM Informatics Corp. cannot terminate Mr. Mintzer’s employment until the later of: (i) the date upon which the registrant fulfills all of its obligations set forth in subsections (j) and (k) of Section 7; and (ii) ninety (90) days after the closing date.

The parties agreed that the issuance of stock in the registrant was and is the sole and complete consideration for the transfer of 100% of the outstanding stock of DRM Informatics Corp. by Mr. Mintzer to the registrant.  Furthermore, and for purposes of clarity, the remedy contemplated in Sections 7(o) and 7(p) is and shall be Mr. Mintzer’s sole remedy with respect to breach of subsections (j), (k), (l), (m) and/or (n) of Section 7 and no breach of said subsections shall result in the unwinding of the stock transfer contemplated in and effectuated by the Agreement.

Item 9.01

Financial Statements and Exhibits

Exhibit 10.1  Stock Transfer Agreement dated August 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREVENTIA, INC.

August 17, 2012	By:	/s/ Robert J. Stevens
Robert J. Stevens, President, Chief Executive Officer, Chief Financial Officer and Secretary

3